Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333- 216687, 333-225644, 333-225642, 333-225640, 333-230776, 333-230777, 333-232069 and 333-253275) of J.Jill, Inc. of our report dated April 12, 2021 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 12, 2021